Exhibit 99.1

                                                           FINAL TRANSCRIPT

ASH - Q2 2007 Ashland Earnings Conference Call
Event Date/Time: Apr. 25. 2007 / 8:30AM ET


CORPORATE PARTICIPANTS

 DEAN DOZA
 Ashland - Director, IR

 TED HARRIS
 Ashland - President, Distribution

 JIM O'BRIEN
 Ashland - Chairman, CEO

 MARVIN QUIN
 Ashland - CFO

 MIKE MEADE
 Ashland - Assistant Controller

 DARAGH PORTER
 Ashland - VP - Fin., Treasurer

CONFERENCE CALL PARTICIPANTS

 JEFF ZEKAUSKAS
 JPMorgan - Analyst

 MIKE JUDD
 Greenwich Consultants - Analyst

 JOHN MCNULTY
 Credit Suisse - Analyst

 MIKE SISON
 KeyBanc - Analyst

 LAURENCE ALEXANDER
 Jefferies - Analyst

 ROBERT FELICE
 Gabelli and Company - Analyst


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PRESENTATION
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OPERATOR

Welcome to the second quarter 2007 Ashland earnings business conference call. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to Mr. Doza, Director of Investor Relations. Please proceed, sir.

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DEAN DOZA  - ASHLAND - DIRECTOR, IR

Thanks. Good morning, and welcome to Ashland's fiscal second quarter 2007 conference call and webcast. We released our second quarter results at 7:00 Eastern daylight time today. These results are preliminary until we file our 10-Q in May. With me here today are Jim O'Brien, Chairman and CEO; Marvin Quin, Senior Vice President and CFO; and Daragh Porter, Vice President of Finance and Treasurer of Ashland. Also with us today are Ted Harris, President of Ashland Distribution; and Michael Meade, Assistant Controller responsible for financial reporting.

Ted joined Ashland in 2003 from FMC Corporation and served as General Manager of our composite polymers business for three years before assuming responsibility for distribution last October. Mike came to Ashland a few years ago, having served in a similar capacity for Fifth Third Bank Corp. and succeeds Bill Thompson who had previously joined us on these calls. Bill retired at the end of February, and we suspect he is out in the woods right now looking for his golf ball. Now, let me give you a just quick look, or quick outline for the call. I will review our financial results and other businesses performances, Ted will discuss distribution's results and the position in the marketplace, and Jim O'Brien will wind up with a few corporate items and his outlook for the remainder of the year. After that, we will all be happy to take your questions. Next slide.

Before we get started, let me review our cautionary language regarding forward-looking statements on slide two. Statements will be made during the course of this presentation that constitute forward-looking statements as that term is defined in relevant securities laws. Such statements will be based on a number of assumptions such as price, supply and demand, market conditions, and operating efficiencies. Ashland believes its expectations regarding operating performance are based on reasonable assumptions but it cannot assure those expectations will be achieved. Therefore, any forward-looking statements may prove to be inaccurate.

Let's go to slide three to review the highlights of the second fiscal quarter. The March quarter was highlighted by continued strong recovery at Valvoline. In addition, Ashland Water Technologies achieved a better performance versus the prior year with both marine and industrial businesses showing improvements. Also, the successful implementation of our GlobalOne system at Water Technologies and Ashland Performance Materials completed the unification of all our North American businesses on one enterprise resource planning system.

Let's look at our operating income on slide four. Our businesses results were again mixed in the second quarter. The decline in Performance Materials income versus the prior year quarter is largely due to an inventory adjustment and expense related items. In addition, strong results out of Europe and Asia were offset by margin and volume compression in North America. Distribution's income of $20 million also reflects softness in the North American market in the March 2007 quarter. By contrast, the March 2006 quarter reflects record results which benefited from the post hurricane market environment.

On a positive note, however, and although not shown on this slide, distribution's income increased 44% sequentially as compared with the depressed December quarter. Valvoline delivered solid operating income of $22 million for the fiscal second quarter after posting just $2 million of income in the March 2006 quarter, and Water Technologies reported income of $6 million as compared with a loss of $1 million in the year ago quarter. Earnings benefited from significant improvements in the marine and industrial businesses. Unallocated and other for the quarter was a negative $5 million, excluding the $25 million charge for Ashland's voluntary severance offer to corporate employees.

For the prior year unallocated and other was a favorable $3 million excluding the $12 million of corporate costs formally allocated to APAC or Ashland Paving and construction which was sold in August 2006. It is important to remember that GAAP reporting requires that corporate costs previously allocated to a discontinued operation like APAC be retained within continuing operations. Before accounting for the impact of these items our businesses delivered $66 million of income in the March 2007 quarter, an 8% increase over the $61 million of income for our businesses earned in the same prior year quarter. We believe the use of these adjusted operating incomes are appropriate to enhance understanding of our current and future performance.

Now, let's look at slide five and our overall financial results. During the March 2007 quarter we had two unusual items, the voluntary severance offer just mentioned reflected in operating income and a favorable adjustment of $18 million resulting from the improved credit quality of our Equitas limited insurance receivable which is included in discontinued operations. Equitas provides a significant portion of Ashland's coverage for asbestos claims and in the prior year quarter as previously noted operating income was reduced by $12 million due to the APAC allocation. Taking all of these items into effect, net income was $49 million or $0.77 per share in the 2007 quarter. Net income was also $49 million in the March 2006 quarter. However, our earnings per share were $0.67 due to the higher number of shares outstanding at that time.

One more thing to note. Our income taxes of $15 million in the March 2007 quarter reflect an effective tax rate of 32.9% versus 9.9% in the year ago quarter. The current year tax period was higher than our expectations due in part to unfavorable tax contingencies. The primary driver behind the reduced tax rate in the prior year quarter was the reauthorization of the federal R&D tax credit as well as tax contingency adjustments. We are estimating an effective tax rate of approximately 28% for the remainder of the fiscal year.

Now, let's move to slide six and our operating cash flows. Cash generated by operations less the $31 million invested in property, plant, and equipment totaled $8 million for the March quarter. Obviously this slide shows not only net income but also noncash charges, deferred taxes, capital expenditures, and changes in operating assets and liabilities which is primarily working capital. Now, let's move onto the next slide for a more detailed discussion of changes in working capital.

As you can see from the blue line on this chart there is a definite seasonality to working capital. To further explain what you're seeing in this chart, let's spend a moment discussing the components of working capital. Payables are most definitely seasonal, slowing at the end of our September fiscal year and then accelerating toward calendar year end. This acceleration of payables which you saw last year resulted in a significant consumption of cash that reverses as our payables return to a more normalized rate over the balance of the fiscal year. The increase in accounts receivable is primarily driven by our sales mix. For example, the environmental and process solutions business acquired last May generates the majority of its revenue outside of the U.S. resulting in an increase in accounts receivable as a percent of sales. As can be seen starting in the June 2006 quarter.

Much of our revenue growth this quarter is also happening internationally where pay practices are slower. We will continue to focus on growing our international businesses while diligently addressing the need to improve working capital use. Also affecting working capital, but not shown on the slide is an inventory build as we prepared for the recent SAP implementation in our U.S. Performance Materials and Water Technologies businesses as well as higher costs of non-LIFO inventory.

Let's look at our operating businesses starting with Performance Materials on slide eight. Performance Materials reported operating income of $22.7 for the March 2007 quarter. 16.5% below the $27.2 million reported for the same 2006 quarter. A number of items led to the decline versus the prior year. We recorded a physical inventory adjustment of $3 million. Increased expenses also had an impact on the quarter with a $1.3 million increase in our accounts receivable reserve and a $1.3 million increase in expenses primarily related to casting solutions geographic expansion in Europe and Asia.

Continued weakness in the North American automotive, residential construction, and marine markets coupled with persistently higher raw material costs squeezed margins and also contributed to the decline in income. Volume and revenue growth during the quarter was aided by our acquisition of Northwest Coatings and a 100% ownership of a former Japanese joint venture. Even excluding the impact of these businesses, year-to-date revenues still grew and volume was only off slightly despite the North American softness.

Now, on to slide nine and Water Technologies. Water Technologies rebounded from a loss in the prior year quarter to operating income of $6.2 million in the March 2007 quarter reflecting significant improvements in our industrial and marine businesses. Income also continues to benefit from the contribution of the environmental and process solutions business although to a lesser extent this quarter than the contribution from the improvement in our other businesses. Our sharp increase in revenue but decline in gross profit percentage also shows the effects of the E&PS operations. The lower gross profit percentage reflects the fundamental nature of this new business as opposed to margin degradation in our industrial and marine businesses. Actually, the contrary is the case. After a long period of declining margins in these traditional businesses, which together posted a loss in the previous March quarter, both as I just noted have improved margins and results.

Now, let's turn to slide ten and our Valvoline business. After a tough fiscal 2006, the strong turn around at Valvoline continues. Second quarter operating income increased from $2 million last year to $22.4 million this year. You may recall last year that Valvoline's margins were being compressed as a result of frequent increases in costs and a lag in recouping these costs from the market. The return of some stability in the cost environment coupled with the full effect of our previous pricing actions has now enabled Valvoline to recover its increased costs from the marketplace. This, coupled with cost saving measures resulting in lower product costs has led to an impressive rebound in operating results. However, margins as a percent of sales are still lagging behind historical operating levels.

While lubricant volume declined 5.4%, the dollar impact of this decline was actually positive due to an improvement in product mix. A higher volume of branded products more than offset the decline in private label volume which provided little if any income.

Let me end by noting that we're seeing very promising early returns from our new strategy at Valvoline instant oil change. Same-store sales are showing gains after two years of declines, and customer satisfaction has improved significantly. I will now turn the presentation over to Ted Harris, President of our Distribution business. Ted.


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TED HARRIS  - ASHLAND - PRESIDENT, DISTRIBUTION

Thank you, Dean. Let's look at slide 11. Distribution reported operating income of $20.1 million for the March 2007 quarter as compared with $30.4 million for the same quarter in the prior year. Continued softness in North American industrial production particularly in the automotive and building and construction markets which accounts for approximately 40% of our market alignment is pressuring both volumes and margins. As Dean mentioned earlier, our income comparison also reflects the record results we achieved in the March 2006 quarter which continued to benefit from unusually high hurricane related margin gains.

Also impacting this quarter was the separation from Dow in our North American plastics business that we previously announced as well as continued start-up costs related to our successful GlobalOne implementation. As Dean also mentioned earlier, we are encouraged by the 44% improvement in operating income this quarter versus the December quarter which was driven largely by both volume and margin improvement.

Let's turn to slide 12, and I will discuss our performance factors in more detail. The termination of our North American plastics supply contract with Dow was effective March 1, this year. As a result, a $1.5 million decline you see in the second quarter income bridge reflects the impact of the first months of separation. I will get into more detail relative to this on the next two slides.

GlobalOne costs largely in overtime but also in accounting changes relative to how we accrue freight impacted us this quarter by $1.5 million as well. Going forward, these costs, if any should not have a significant impact. The $4.2 million of other margin and $1.8 million of other volume quantified the impact of the decline you saw in our gross profit percent. A year ago post hurricane supply constraints enabled us to fully price our products in a market that had strong demand. This year the converse is happening. Commodity materials are more fully supplied and market demand is noticeably softer. The result is the margin squeeze you see here on lower volume.

Now let's turn to slide 14, and I will discuss our plastics business in more detail. As I mentioned before our distribution agreement with Dow Plastics ended on March 1. Let me emphasize that this is applicable to North America only at this time. As we have previously announced Europe may follow. Based on volume losses, but offset by some expected success in conversion of customers to alternate suppliers, we estimate the mid-term impact of this event will be 4 to $5 million per quarter. Today we are working extremely hard together with our customers and suppliers to qualify alternate products and to convert this business. To aid in this effort and to further strengthen our supplier base as a whole, we have successfully added three new suppliers to our portfolio--ExxonMobil, Sunoco, and BASF are three world class suppliers with strong brand recognition and solid cost divisions that not only help in the conversion efforts but will position Ashland to be a stronger distributor of plastics for the future. We're very excited about the addition of these three suppliers to our portfolio.

Let's turn to slide 13 where you can see more of our supplier partners for plastics. You can see that we have a very impressive portfolio of suppliers to our plastics business. We believe that our supplier base is unparalleled in the industry, and that we are partnered with the right suppliers to win long-term.

Now let's look at our current strategy shown in the lower right-hand quadrant of slide 15. Growth in targeted markets, products, and geographies, customer satisfaction, and cost control. To achieve growth we are focusing on global expansion of our plastics business, on developing our capabilities emerging economies, and on further developing our specialty chemicals capabilities.

Next, fundamental to this business is the customer experience, and we have a good track record here. In order to move to the next higher level of customer satisfaction, we are now focused on executing the perfect order. The perfect order metric will enable us to better measure that experience and as a result continually improve in the eyes of the customer.

Last, in order to achieve operational excellence, we must leverage our significant investments in GlobalOne, salesforce.com, which is our customer relationship management software, and our Vendavo pricing software which will be launched first in Ashland's Performance Materials and Water
Technologies businesses this summer. Together these tools will enable greater transparency into our business, better management of our costs and pricing, and enhanced support of customer relationships, business processes, and overall growth. With that, let's go to the next slide and I will turn the presentation over to our Chairman and CEO, Jim O'Brien. Jim.


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JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO


Thanks, Ted. As you've heard, Ashland's results for the March 2007 quarter were driven by the continuing recovery at Valvoline and improved performance from Ashland Water Technologies. An important highlight of the quarter was our successful rollout of our GlobalOne system across North America so let's take a look at GlobalOne to date on slide 17.

In February Performance Materials and Water Technologies were the final two businesses in North America to complete their GlobalOne go lives. All of our operations in the U.S., Canada, and Mexico are now unified and operating on a single SAP system. While we experienced some challenges in temporary business disruptions during these change-overs, by most measures they were quite successful. During the quarter we spent $8 million on the GlobalOne project, bringing our total spent to date to $118 million of the estimated $140 million total project cost. Looking forward, we have consolidated our GlobalOne rollout in Europe to one date in early fiscal 2008. This is important in minimizing the impact on our customers and our businesses. As a result of what we learned from our North American go lives.

Now let's turn to our business outlook on slide 18. For the second half of 2007, Performance Materials results will in a large part continue to be determined by the pace of volume recovery in the North American automotive, residential housing, and marine markets. In addition, costs for a few key raw materials remain a concern as soft market demand makes it difficult to recover higher costs. That said, the third quarter is traditionally the strongest quarter for Performance Materials and as such results are likely to benefit sequentially from that seasonality.

Distribution's performance likewise depends upon the North American economy which of course is difficult to predict. Excluding the impact of any change in the economic environment, we would expect the quarter to benefit from the normal seasonality of demand. However, this seasonal benefit will likely be offset to some degree by the transition away from Dow. As we stated, we expect the near term impact of this Dow transition to be roughly 4 million to $5 million per quarter. In the long-term, we feel our supplier base will be much stronger and the financial efforts will diminish over time.

As to the outlook for Valvoline, we are excited about its improved margins and resultant turn around in performance that led to a record first half. In light of this strong year-to-date performance, and quicker than expected turn around in the face of stiff competition we expect to modestly increase our marketing and promotional spending in the second half. Generally weak demand for oil continues to be a factor for Valvoline, as well as the U.S. motor oil market as a whole, which as we mentioned last quarter is expected to be stable to slightly declining on an annual basis over the next five years. Even so, Valvoline should continue to benefit from stable oil costs and better supply. We expect a continuation of its recent strong results.

We are also pleased with Water Technologies improvement. However, much remains to be done. Water Technologies continues to work on its business model redesign as well as its cost cutting efforts. I am very excited about the future prospects for water when we get these initiatives fully in place. Just one last note on water. Please bear in mind as you develop your models for the June quarter that in the 2006 quarter we realized a $7.6 million hedge gain on our acquisition of the E&PS business.

On the corporate front, I wanted to give you an update on our capital expenditures for the balance of the year. Through six months we have spent about $66 million of our $193 million budget. While we expect spending on capital expenditures to accelerate in the second half, we are forecasting our spending to come in roughly $30 million under our budget. As a result of our voluntary severance plan which we discussed earlier, we expect a reduction of 100 corporate positions by fall. When complete, we expect the annual savings going forward to be roughly 10 to $12 million annually.

As we look forward to the third fiscal quarter, the strength of Valvoline should more than offset the anticipated weakness from performance materials and distribution relative to the prior year. As stated in our press release, we expect our businesses to produce operating income that exceeds the prior year's quarter. Obviously with Valvoline's poor results last year, this is a pretty low hurdle. Given the seasonality of a number of businesses, we expect a much improved quarter.

In closing, let me say we believe Ashland is well positioned competitively, and we continue to manage our businesses to succeed in the challenging marketplace and economic environment. Overall, we are quite optimistic about our future. With that, we'll go to the last slide. Before we conclude, Marvin Quin has a few closing comments, but first we'll take your questions.


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QUESTION AND ANSWER


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OPERATOR

(OPERATOR INSTRUCTIONS) Your first question comes from the line of Jeff Zekauskas of JPMorgan. Please proceed.

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JEFF ZEKAUSKAS  - JPMORGAN - ANALYST

Hi. Good morning.

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JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Good morning, Jeff.

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JEFF ZEKAUSKAS  - JPMORGAN - ANALYST

I guess a few issues. Two. In the Water Technologies business you're obviously doing much better than you were year-over-year, but your operating margin is still 3%. What's the goal? What margin do you hope to reach, and how soon will you get there?

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JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Jeff, we have put a new executive in charge of that, and it is Hank Waters and he has been working with the team over the last six months to redesign the business going forward. We have a business model redesign taking place, and I was just there yesterday, and we reviewed their recommendations, and I approved them, so they're now going to start the phase of institutionalizing it and starting to executing against them. My expectation is that we're going to attack it in a couple manners.

One, is you need to increase the revenue on the top line. I think we have some ideas on how to do that, and the team is actively pursuing that. Secondly, the margin is not where it needs to be. Much of the activity is around how we organize around our customers and service them appropriately and at the same time have that organization structure in a manner that increases its EBIT compared to sales. We have an objective that we stated in the past that we want to be in closer to that 8% return on sales for our specialty businesses, and that is still the target. It is still the objective. As we continue to work on the business redesign, that is the objective that they're working toward.

The amount of time it is going to take, I would say that the remainder of this year will be around the organization and execution of how we organize and get the business positioned. I would say that it is probably going to take us another eighteen months beyond that before we see any significant improvement in our margins and results, but I would expect to be able to report at the end of this fiscal year going forward some form of improvement against that goal.

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JEFF ZEKAUSKAS  - JPMORGAN - ANALYST

That's helpful. Secondly, in Distribution there is the idea that it is going to cost you 4 to $5 million a quarter in operating income to replace the Dow business. Since you've already signed up ExxonMobil and a couple of other major -- BASF, major suppliers, why does it take so long? Why isn't just substituting one polyethylene for another, one polypropylene for another? Why doesn't it take just a quarter or so to get this out of the way?

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JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Ted.

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TED HARRIS  - ASHLAND - PRESIDENT, DISTRIBUTION

The reason for that is that many of these products are highly specified products. They're speced into applications. Much of this volume goes in the automotive industry, and in the medical device industry, and the specifications are very difficult to qualify a new supplier. Having said that, we're working very aggressively with our customers and our new and previous suppliers to do just that, but it is not a one quarter time frame type of event. It is something that will take several years.

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JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Jeff, when you think about the automotive market, you think about painting, plastics, and as you have different plastics, the same paint on them may have different hues. It is not a quick turn. Our success to date, Jeff, we've converted about 20%, and that 20% is what you just described. When you can take a commodity, polyethylene or polypropylene and convert one to one, we have done that and we've been very successful and our customers have been very willing to work with us to make that conversion. I would say the low-hanging fruit has been taken, and that's that 20 some odd percent.

We think there is going to be another 15 to 20% that will be completed by year end, and this will be more commodity nature where it is more specified and we'll go in and make the trial runs, and again our customers are helping us with that, and we will continue to work that part of our relationship with our customers and get those conversions completed. The hard part is going to be on the real engineered grade resins, and we have named BASF as a real strong partner. They are going to be -- one of the keys moving forward on some of these more engineered products. We have some other relationships that we have developed on a buy/sell which we're not prepared to announce any formal relationship but we anticipate some time in the future we will be able to make further announcements on others that we're working with that will help us with those conversions.

For us to fully recover the volume lost to the Dow, we think it is going to take us two years. That's going to be a mix of not only replacement of what we lost but then also growing the business with these new supply base. We also are given other opportunities we didn't have before inner markets and customers, so we think it is a two-year recovery to get back to the volume that would have otherwise been enjoyed through the Dow relationship.

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JEFF ZEKAUSKAS  - JPMORGAN - ANALYST

Just lastly a couple of short ones for Marvin. What's the tax rate one should place on the voluntary severance charge and how much of that is cash? And secondly if you're going to come in a little bit short on your CapEx this year, that is 160 versus 190, does that mean that the extra 30 million flops into 2008, fiscal 2008, and what's the CapEx number for '08?

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MARVIN QUIN  - ASHLAND - CFO

Let me take them in order. First of all, on VSO, that is all cash over the next few months. We would expect all payments to go out by the end of November. I say all cash. There may be some small increase in your pension and post retirement and medical, and most of the cash goes out. The tax rate to think about in that is on marginal tax rate of 39%.

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JEFF ZEKAUSKAS  - JPMORGAN - ANALYST

39.

---------------------------------------------------------------------------
MARVIN QUIN  - ASHLAND - CFO

Yes. On the margin this would have a tax impact of 39%. I should point out, Jeff, that taxes today under the new accounting standards, that's something that's going to bounce around a bit, so our tax rate was a little bit higher this quarter. Many quarters we surprised you with a lower number. I think it is unfortunately one of those things that's going to be greater volatility, and every time we meet with a tax inspector or in a dispute in Italy or France or wherever in the world we're going to be adjusting our reserve. That's the reason for the 31 point whatever it was.

---------------------------------------------------------------------------
DEAN DOZA  - ASHLAND - DIRECTOR, IR

 32.9.

---------------------------------------------------------------------------
MARVIN QUIN  - ASHLAND - CFO

As far as CapEx, I can think probably over the last 20 some odd years I think once or twice maybe we've actually spent our capital budgets, so in my mind that reduction of $30 million is really something that just flows through to the income statement -- I mean through the cash flow statement. Next year we'll have a budget and more likely than not we'll probably come a little short in that budget, and that will flow to the cash flow statement.

---------------------------------------------------------------------------
JEFF ZEKAUSKAS  - JPMORGAN - ANALYST

Okay. Thank you very much.

---------------------------------------------------------------------------
OPERATOR

Your next question comes from the line of Mike Judd with Greenwich Consultants. Please proceed.

---------------------------------------------------------------------------
MIKE JUDD  - GREENWICH CONSULTANTS - ANALYST

Good morning.

---------------------------------------------------------------------------
JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Good morning.

---------------------------------------------------------------------------
MIKE JUDD  - GREENWICH CONSULTANTS - ANALYST

In Performance Materials if you look at your commentary about the June quarter, obviously the comparisons versus last year are pretty tough, $41 million in operating profit, but the March quarter was $23, so I am just trying to get a sense between those two and there is a pretty big difference between those two. How should we be thinking about the June quarter?

---------------------------------------------------------------------------
MARVIN QUIN  - ASHLAND - CFO

Well, we don't forecast precise numbers. What we've tried to use is our feel. You're correct, last year the third quarter performance materials was roughly 41 million. This is a seasonal business, and we would certainly expect to have improvements as Jim commented. Beyond that, I don't want to go too far. The strength we're seeing, it is almost like they are two different situations. Domestically it feels weak, but other parts of the world demand is strong, and it feels very strong. Unfortunately the North America is a bigger portion of our overall business than international, so I think you're right to view the prior year numbers as a pretty high hurdle. We see it that way as well.

---------------------------------------------------------------------------
MIKE JUDD  - GREENWICH CONSULTANTS - ANALYST

Okay. And then when would we anticipate or expect to receive news about Dow's decisions about the distribution business in Europe? Would that be something we would expect to hear something about this quarter?

---------------------------------------------------------------------------
JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

We do not have any new information around Europe from Dow, and we really don't have any speculation relative to when that might come.

---------------------------------------------------------------------------
MIKE JUDD  - GREENWICH CONSULTANTS - ANALYST

All right. And for corporate you've been running at sort of a clean number of about 5 million in expense. Given you're still going to be doing the VSO work, should we expect that -- that type of run rate to be relatively flat for the next couple of quarters, because you mentioned it wasn't until the fall that there would actually be an impact?

---------------------------------------------------------------------------
JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Actually we would expect -- we have already had a number of people retire. We would expect other things being equal that 5 million to be declining. I do need to say, though, that the nature of that account is items that tend to be unusual either increases or decreases and environmental reserves, things like that may well flow through that. That number will have volatility. If you kind of cut through that, though, that number should be declining.

---------------------------------------------------------------------------
MIKE JUDD  - GREENWICH CONSULTANTS - ANALYST

Great. Just lastly, on the M&A front, given the strength of your balance sheet, anything we should be thinking about there other than what you've already stated before that you're looking for things that are reasonably priced?

---------------------------------------------------------------------------
JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Our objective around the M&A front has not changed. We still have the target of 100 to $500 million, but we will not rule out any value creating transaction of size, so that's still something that we would consider. As far as our expectations in the near term, we have spent a lot of time and effort analyzing the type of targets that we would like to have, the type of products, the types and technologies, the platforms we're trying to build, so we understand fairly distinctly about what we would like to create. Now, obviously the other side of that is finding the right properties that would meet those criteria and buying them at a price that create value. That's up and that's where it has been difficult, and the market has been very strong, obviously a lot of activity in the market, but as far as our ability at this time to find those value-creating opportunities at a price that we believe meet our criteria has not happened. We continue to work. We continue to study, but at this stage we have not obviously enacted anything at this time of any size and scale for the quarter, and I can't predict what the future will bring, but all I can tell you is that we understand what we would like to do, and we're being very diligent about how we go about it.

---------------------------------------------------------------------------
MIKE JUDD  - GREENWICH CONSULTANTS - ANALYST

Thanks for the help.

---------------------------------------------------------------------------
OPERATOR

Your next question comes from the line of John McNulty with Credit Suisse. Please proceed.

---------------------------------------------------------------------------
JOHN MCNULTY  - CREDIT SUISSE - ANALYST

Good morning. Just a few quick questions. On the private label volume that you lost at Valvoline, was that just a supply/demand -- or was that a demand issue or is there a contracted that may be disappearing here? What should we be thinking about on that?

---------------------------------------------------------------------------
JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

On the private label business, the volume that we described as being lost, we from time to time will contract with nonbranded type of companies that need product produced, and we'll do that on an opportunistic basis based upon how we're buying lube stock and the price and the broader margin, so that business is not key to us. It is really helps us defer over head at the plants. Where we really focused over the last six months is getting our branded business up and focusing in our market share up, and also getting our margin situated so that we can create that leverage and drive it to the bottom line. Private label is more of a cost absorption issue where as right now the real opportunity lies in margin leverage on the gallons that we can produce and the branded gallon is worth tremendously much more than a private label gallon. At this stage we're sacrificing some private label gallons because we have sufficient branded gallons, and we're growing the branded gallons and it has much higher leverage.

---------------------------------------------------------------------------
JOHN MCNULTY  - CREDIT SUISSE - ANALYST

So this wasn't the one big private label customer that you have?

---------------------------------------------------------------------------
JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

No. We have several. It is opportunistic. It isn't key to the strategy.

---------------------------------------------------------------------------
TED HARRIS  - ASHLAND - PRESIDENT, DISTRIBUTION

John, if you'll notice, think of it as an income bridge, that lost volume actually improved our profit which said on a full cost basis it wasn't recovering its full cost.

---------------------------------------------------------------------------
 JOHN MCNULTY  - CREDIT SUISSE - ANALYST

Okay. Fair enough. On your CapEx, the coming in $30 million lower, I mean, I understand fiscal responsibility and you want to be as tight as you can but you guys have more cash than you almost know what to do with. Do you just not have the opportunities there or what's kind of holding back your CapEx because you're one of the few companies that really doesn't necessarily have to worry about that.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

We look at our CapEx obviously we're going to spend it on projects that meet the return, but I think the issue will not be able to fully extend what we forecasted for CapEx this year is more around how the projects have been through the design process, getting all the materials prepared to actually start construction, getting the construction crews on site. It is more of a planning and a permitting process, so I think it is more around the execution of the plan versus trying to reduce the actual expenditure, so it is more around not being able to get it done versus just trying to reduce the amount of cash that we're expending, so I would look at it more that way. So as you go into next year these projects will be deferred in next year's budget. So depending upon what we see as new plans, the budget may go up slightly. We haven't done our 2008 budget yet in detail, so I can't give you precise numbers, but those projects are being basically deferred into future months for completion.

---------------------------------------------------------------------------
JOHN MCNULTY - CREDIT SUISSE - ANALYST

 Okay. Great. The last question is I believe your '05 IRS ruling is supposed to come sometime this summer. That, if I remember correctly is what will help to free up the cash that you have sitting on your books right now for other opportunities over and above just acquisitions. Can you give us some thoughts as to what your priorities might be for that cash at this point?

---------------------------------------------------------------------------
JIM O'BRIEN - ASHLAND - CHAIRMAN, CEO

You asked a couple questions. Let me start off. First of all, we don't have any ruling requests into the IRS. I think what you're referring to is that we said that we expect to close out the tax year, the short tax year of June 30, 2005, the period in which the transaction occurred hopefully this fall, and obviously that audit is going on now, and it is pretty much as expected, and I can't be precise on the timing because that's very much up to the IRS. I think the context of your question is if we had made certain representations to the IRS as it relates to our intended use of the proceeds and once that tax year is audited, completed, the effect of those representations in essence is pretty much null. I think we've certainly indicated, our reputation was our intent, and we clearly intended to reinvest proceeds, and we've done a tremendous amount of effort and time trying to find those reinvestment opportunities.

As far as liquidity, we have, John, both the cash and the debt capacity we would hope to redeploy that. If opportunities do not come up at some point in time we'll certainly consider returning that to shareholders. That could be done either through a dividend or stock repurchase. But at this point in time it is our intent to maintain that liquidity and look for opportunities to grow the Company.

---------------------------------------------------------------------------
 JOHN MCNULTY  - CREDIT SUISSE - ANALYST

Okay. Great. Thanks for clearing that up.

---------------------------------------------------------------------------
OPERATOR

Your next question comes from the line of Mike Sison with KeyBanc. Please proceed.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Hey, guys.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Good morning, Mike.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

In terms of Performance Materials I haven't heard many companies have reported in my space that is looking for much of a recovery here in the June quarter from residential housing, marine markets. You have three businesses there in that segment, adhesives, thermo start resins, and the foundry business. Could you just give us a sense sort of what the assumptions are, where you see the sequential improvement in those three businesses?

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

I think what we've tried to communicate in the call and in the release is that we see softness in the market generally, so if you had to comp against last year, we're saying we're not going to hit that comp.

---------------------------------------------------------------------------
MIKE SISON  - KEYBANC - ANALYST

Right.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

What we're also saying -- we're also entering the more seasonally high production part of this particular economic cycle in the year, so we would anticipate that at the consumption of these types of products even though the market is weak, this is the highest consumption period of these types of products.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

You're sensing to some degree sort of a seasonal up trend from customers going into the June quarter?

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

That's right. There is a seasonal up lift that will result in the performance of these businesses being higher than the previous quarter but because of the demand constraints, we don't anticipate it seeing as strong as last year.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Right. When you think about the three businesses, they're pretty much different. Any of the three seeing a more pronounced seasonal up lift, all about equal?

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

When you take a look at the three, the one is probably being hurt the most is the casting solutions.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Okay.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Primarily there it isn't necessarily volume per much. It is kind of around a margin because the automotive, as we all know with what automotive is going through, it is very difficult to get pricing, but it is not disastrous, but that's probably where we're getting the most difficulty, and of course performance with composites is related to housing, and marine to a certain extent, but we also have some very strong DERAKANE positions where infrastructure is still being built is using these products, and adhesives is a combination of consumer as well as industrial. So it is kind of mixed, but our broader guidance I think is probably the best we can do to help you out.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Okay. Then Valvoline with lubricant gallons being down, I just wanted to make sure I understood. Your branded volumes were up year-over-year VIOC, same store sales were up year-over-year, and it was just simply the private label volumes that were down, and they must have been down pretty big to have the down quarter?

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

You mean as far as the volume?

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Correct.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

I mean if you look at private label, private label as a component of the total production is sizable. We produce a lot of private label gallons, so to lose 5% or to gain 5% in our view isn't that dramatic on the private label side. If that was branded product, that would be a very serious situation, but in private label it is not because again as I said it is more used as absorption of overhead than it is derive of margin.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Going forward, with the promotional efforts, the improvements in customer service to VIOC, those two businesses will continue to see up volumes while branded will remain down year-over-year for the rest of the year?

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

You mean private label will remain down.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Right.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

But we fully expect the branded business in the VIOC business to continue to improve.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Okay. Last question. Corporate expense, I think you guys were looking for a minus 7 to 10, it came in at minus 5. What sort of improved there in the quarter and I guess I am just trying to get a feel the number keeps fluctuating every quarter.

---------------------------------------------------------------------------
 MARVIN QUIN  - ASHLAND - CFO

And it likely will unfortunately. The very nature of that is in your closing process that's one of the last things that we really get a good feel for. Any adjustments as we go through our closing periods we look for where perhaps the reserve is needed, are they adequate, are they excessive, for all kinds of different items, so you are really into your closing process before you get a good sense for that number.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Wasn't most of that distributed to the segments and I guess why is it going to be up in '07 versus '06?

---------------------------------------------------------------------------
 MARVIN QUIN  - ASHLAND - CFO

Well, obviously the VSO, if you're looking at total, the VSO is--.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Excluding the VSO.

---------------------------------------------------------------------------
 MARVIN QUIN  - ASHLAND - CFO

Go ahead, Mike.

---------------------------------------------------------------------------
 MIKE MEADE  - ASHLAND - ASSISTANT CONTROLLER

Yes, Mike, one thing to consider is we did have a credit in the prior year, approximately about 5 million from an NOIL recovery. That's impacting the comparison a a little bit there as well.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

On an annualized basis, sort of maybe 25 to 30 million is maybe an easier way to look at it?

---------------------------------------------------------------------------
 MARVIN QUIN  - ASHLAND - CFO

I would hope we would do better than that, but it could be that high.

---------------------------------------------------------------------------
 MIKE SISON  - KEYBANC - ANALYST

Okay. Thank you.

---------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS) Your next question comes from the line of Laurence Alexander with Jefferies. Please proceed.

---------------------------------------------------------------------------
 LAURENCE ALEXANDER  - JEFFERIES - ANALYST

Good morning.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

Good morning.

---------------------------------------------------------------------------
 LAURENCE ALEXANDER  - JEFFERIES - ANALYST

I guess first question is on casting solutions. Can you discuss the margin trends on a regional basis that is North America versus the international business?

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

We don't really go to that level of detail, but the real issue around castings is just broadly the automotive marketplace is under a lot of stress, and it is becoming more difficult just to pass through costs, but it isn't dramatic. We're not talking about huge margin differentials, but there is a softening taking place. As the castings business, the way it operates is the business is a worldwide business. Part could be made in Mexico this year, it could then move to China, it could move to Eastern Europe, so it moves quite dramatically, and as the automotive companies decide where they're going to produce their parts, we follow that, and we have an extensive network of operations that we can capture that business almost any place it lands in the world. Overall, the -- I think the business is performing well in light of the issues being presented to it through the automotive industry.

---------------------------------------------------------------------------
 LAURENCE ALEXANDER  - JEFFERIES - ANALYST

But if we look out three to five years, what's your confidence level that margins in that business will be flat or up?

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

I would say from knowing where the automotive industry is today, I would say that depends upon what raw materials do, they could improve with a raw material improvement. If everything stayed exactly the way it is today, it would be flat.

---------------------------------------------------------------------------
 LAURENCE ALEXANDER  - JEFFERIES - ANALYST

And I guess secondly on distribution, now that you have the North American GlobalOne implementation done, can you discuss just with respect to North America how GlobalOne will affect distribution over the next three to four years?

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

When you look at GlobalOne, I will let Ted answer for distribution. I will just talk generally about GlobalOne. The whole concept of putting the Company on GlobalOne was to get it on a single ERP so that we could create some leverage in how we approach our costs and understand our raw materials and our margins so that we can price better and all of the things that go with that with transparency of data. The next phase that we're going to move into next year is actually doing things that will affect our inventory turns, our ability to collect receivables, and actually start getting the benefit of GlobalOne as we put other systems on top of it that will provide tools to help us manage the business better.

I am quite pleased that we have been able to demonstrate that Ashland as a company as diverse as it is can operate on a single ERP. That's giving us initial cost savings, just some initial efficiency, but I see the next two to three years really being able to impact the real reason why we did this which is improve our business processes and lower our costs and increase our cash flow. I will let Ted demonstrate what he thinks it is going to do for his business.

---------------------------------------------------------------------------
 TED HARRIS  - ASHLAND - PRESIDENT, DISTRIBUTION

I think what Jim said for Ashland really holds true to Distribution. Distribution was already on SAP, so we had some benefits from having a single ERP system in our North American business, but the real value will come in the coming years as we add increasing capabilities to SAP to really focus on better working capital management. I think that really will be the opportunity that will be unleashed with the better processes and the better transparency that comes with the GlobalOne system for Distribution.

---------------------------------------------------------------------------
 LAURENCE ALEXANDER  - JEFFERIES - ANALYST


With these initiatives over the next few years is there any reason why your SG&A won't converge to closer to -- as a percentage of sales to closer to your peers?

---------------------------------------------------------------------------
 TED HARRIS  - ASHLAND - PRESIDENT, DISTRIBUTION

Well, our businesses are very different, and I think it is dangerous to make assumptions on our SG&A versus peers. Also, you will find that companies define certain costs in cost of goods sold and others do it in SG&A, so I don't think we want to make those comparisons.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

You probably don't want to compare against our peers. But absolutely what we're trying to do is one of the primary focuses of GlobalOne is to reduce our costs and increase our efficiency. Directionally that is one of our primary objectives as a company. We will continue to put pressure on that and continue to work the necessary opportunities that we had before us to achieve that. That is still a strong objective of ours.

---------------------------------------------------------------------------
 LAURENCE ALEXANDER  - JEFFERIES - ANALYST

Thank you.

---------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS)

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

If we don't have any more questions, Marvin has got a quick few comments here we would like to take an opportunity to have him state those before we close out the call.

---------------------------------------------------------------------------
OPERATOR

It looks like you have one person that just queued up.

---------------------------------------------------------------------------
 JIM O'BRIEN  - ASHLAND - CHAIRMAN, CEO

We'll take that as the last question and then Marvin will close out the call.

---------------------------------------------------------------------------
OPERATOR

Your final question is from the line of Robert Felice with Gabelli and Company.

---------------------------------------------------------------------------
 ROBERT FELICE  - GABELLI AND COMPANY - ANALYST

Most of my questions have been answered. Just one quick one. Trying to get my hands around the size of the Dow Europe relationship and really just wondering what's the potential revenue and operating income that's at risk if they choose to end that relationship in Europe?

---------------------------------------------------------------------------
 TED HARRIS  - ASHLAND - PRESIDENT, DISTRIBUTION

Our purchases from Dow in Europe total approximately $60 million U.S.

---------------------------------------------------------------------------
 ROBERT FELICE  - GABELLI AND COMPANY - ANALYST

Okay. I would imagine that's a similar margin to the overall level of the business.

---------------------------------------------------------------------------
TED HARRIS  - ASHLAND - PRESIDENT, DISTRIBUTION

That's a reasonable assumption, yes.

---------------------------------------------------------------------------
 ROBERT FELICE  - GABELLI AND COMPANY - ANALYST

You thanks so much.

---------------------------------------------------------------------------
 MARVIN QUIN  - ASHLAND - CFO

Thank you, Robert. Let me just take a few minutes here and make a little bit of an announcement. After 30 years with Ashland, Daragh is going to be retiring at the end of May to spend a little bit more time sailing, maybe a lot more time sailing and a little bit more time volunteering. You're probably thinking that she seems awfully young to be retiring, we must have hired her out of middle school. Well, that's her story. Daragh has held several positions of leadership throughout the Company. She has had leadership jobs in accounting, HR, internal audit, and now she is our Treasurer. She was the first Treasurer of the Marathon joint venture and later President of the Pipeline Company. I know from comments that I've received from a number of you, you have enjoyed working with her and will wish her well in her new endeavors. With that, we wish you well, Daragh, and we thank you all for joining the call and look forward to speaking to you in July.

---------------------------------------------------------------------------
 DARAGH PORTER  - ASHLAND - VP-FIN., TREASURER

Thank you.

---------------------------------------------------------------------------
OPERATOR

Ladies and gentlemen, that concludes the presentation. You may now disconnect. Have a great day.

---------------------------------------------------------------------------

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